EXHIBIT 10.4
                                                                    ------------


                              IMMUCELL CORPORATION

                         Form of Stock Option Agreement

                              IMMUCELL CORPORATION

                  2000 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                             STOCK OPTION AGREEMENT
                             ----------------------

         ImmuCell Corporation, a Delaware corporation (hereinafter the "Company"), hereby grants to _________(the "Optionee"), pursuant to the Company's 2000 Stock Option Plan for Outside Directors (hereinafter the "2000 Directors' Plan"), a copy of which is attached hereto as Exhibit A, a Non-Qualified Stock Option (the "Option") to purchase fifteen thousand (15,000) shares of common stock of the Company at the price of $___ per share, such price being equal to the Fair Market Value (as defined in the 2000 Directors' Plan) of the common stock on the date hereof.

         This Option is specifically subject to all of the terms and conditions of the 2000 Directors' Plan with the same force and effect as if fully set forth in this Option. In the event of any inconsistency or misunderstanding with respect to the terms of this Option, as compared with the provisions of the 2000 Directors' Plan, the provisions of the 2000 Directors' Plan shall control and prevail.

         1.       EXERCISE.
                  --------

         This Option may be exercised in full or in part pursuant to the procedures and requirements set forth in the 2000 Directors' Plan. This Option shall be exercisable according to the following schedule:

         The purchase price for the shares purchased upon exercise of this Option shall be paid in cash or certified check, or at the discretion of the Compensation and Stock Option Committee of the Board of Directors of the Company
(i) by the delivery of shares of the Company's common stock with a Fair Market Value at the time of exercise equal to the total option price, or (ii) by any combination of the methods described above. As soon as practicable following an exercise of this Option by delivery to the Company of the exercise price, the Company shall provide the Optionee with a certificate for the shares being purchased. Such certificate shall have endorsed thereon any legends required under federal or state securities laws.

         2.       NON-TRANSFERABILITY.
                  -------------------

         Except as otherwise provided in the 2000 Directors' Plan, this Option is not transferable by the Optionee, and is exercisable only pursuant to the terms and limitations of the 2000 Directors' Plan.

         3.       TERMINATION OF OPTION.
                  ---------------------

         Unless earlier terminated pursuant to the terms of the 2000 Directors' Plan, this Option shall terminate five (5) years from the date hereof, on , and may not be exercised after that date. If the Optionee's service as a director of the Company shall terminate for any reason other than disability or death, his or her rights under this Option shall be governed by Section 12 (a) of the 2000 Directors' Plan; if the Optionee's service as a director of the Company shall terminate by reason of disability, his or her rights under this Option shall be governed by Section 12 (b) of the 2000 Directors' Plan; and if the Optionee's service as a director of the Company shall terminate by death, his or her rights under this Option shall be governed by Section 12 (c) of the 2000 Directors' Plan.

         4.       ACKNOWLEDGEMENT OF OPTIONEE.
                  ---------------------------

         The Optionee hereby accepts the grant of the foregoing Option and agrees to be bound by its terms and provisions. The Optionee further acknowledges receipt of a copy of the 2000 Directors' Plan, that he or she has read and understood the same, and agrees to be bound by its terms, conditions and restrictions.

         5.       DATE OF OPTION.
                  --------------

         The Option is granted as of ________________.

                                     IMMUCELL CORPORATION

                                     By:________________________________________
                                     Its:  President and Chief Executive Officer

                                     ___________________________________________
                                     Optionee